Commission File No. 1-9872



               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549





                             EXHIBIT

                               TO

                            FORM 10-Q



                        QUARTERLY REPORT

                 PURSUANT TO SECTION 13 OR 15(d)

                               OF

               THE SECURITIES EXCHANGE ACT OF 1934

             FOR THE QUARTER ENDED FEBRUARY 29, 1996















                      COLUMBUS ENERGY CORP.
                   (Exact Name of Registrant)

                       1660 Lincoln Street
                     Denver, Colorado 80264
             (Address of Principal Executive Office)

                                                       EXHIBIT 11



                      COLUMBUS ENERGY CORP.
         Statement of Computation of Per Share Earnings
                           (Unaudited)
              (In Thousands Except Per Share Data)

                                          Three Months Ended
                                 ------------------------------------
                                 February 29, 1996   February 28, 1995
                                 -----------------   -----------------
Primary:
 Based on weighted average
 shares outstanding including
 the effect of common stock
 equivalents:

Weighted average shares
 outstanding:                         3,058                3,222

Incremental shares attributable
 to dilutive stock options and
 warrants outstanding based on
 average market price during
 the period calculated using
 the treasury method                      1                   17
                                      -----                -----

   Total average common and
    common equivalent shares          3,059                3,239
                                      =====                =====

      Net earnings                    $ 550                $ 355
                                      =====                =====

Earnings per share                    $ .18                $ .11
                                      =====                =====

Note: Full diluted incremental shares in 1996 and 1995 were 1,000 and 17,000 with total average common and common share equivalent shares 3,059,000 and 3,239,000, respectively.

